UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2020

Blonder Tongue Laboratories, Inc.

(Exact Name of registrant as specified in its charter)

Delaware	1-14120	52-1611421
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Jake Brown Road, Old Bridge, New Jersey  08857

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (732) 679-4000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001	BDR	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 26, 2020 Blonder Tongue Laboratories, Inc. (the “Company”) and Robert J. Pallé, who served as the Company’s Chief Executive Officer and President during 2019 and was a “named executive officer” for that year, executed a letter agreement (the “Agreement”) providing for the continued employment of Mr. Pallé by the Company in a new role as Managing Director—Strategic Accounts, reporting to the Company’s CEO. Mr. Pallé also continues his service as a member of the Company’s Board of Directors (the “Board”).

Under the Agreement, which the parties have agreed will have an effective date of January 1, 2020, Mr. Pallé initially will be responsible for managing certain strategic customer and supplier accounts and leading certain specific initiatives and programs. The scope of his duties will be subject to change from time to time as determined by the Chief Executive Officer and/or the Board. Mr. Pallé’s compensation under the Agreement will consist of a salary of $152,000 per year plus commissions based on net sales of certain products to specified customers of the Company. His employment will be on an “at will” basis, and he will be required to devote no more than 25 hours per week to fulfilling his duties under the Agreement. The health, life and disability insurance and other benefits currently in effect for Mr. Pallé will continue in effect through December 31, 2020, assuming that he continue to remain eligible for such benefits, and will be subject to modification only to the extent that the Company modifies such benefits for all senior-level Company employees. The parties anticipate that Mr. Pallé’s employment will terminate on Dec 31, 2020 unless otherwise extended by the parties.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLONDER TONGUE LABORATORIES, INC.

By:	/s/ Eric Skolnik
Eric Skolnik
Senior Vice President and Chief Financial Officer

Date: May 26, 2020

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